TRITON INTERNATIONAL REPORTS SECOND QUARTER 2018 ADJUSTED EPS OF $1.10, QUARTERLY DIVIDEND OF $0.52 AND $200 MILLION SHARE REPURCHASE AUTHORIZATION

Hamilton, Bermuda – August 3, 2018 – Triton International Limited (NYSE: TRTN) ("Triton")

Second Quarter Highlights:

•
Triton reported net income attributable to shareholders of $104.9 million or $1.30 per diluted share, an increase of 30.0% per diluted share from the first quarter of 2018. Net income attributable to shareholders included a one-time gain of $21.0 million on the sale of a building. The gain on the building sale also led to an increase in our effective tax rate to 13% in the second quarter.

•	Triton reported Adjusted net income of $88.9 million or $1.10 per diluted share, an increase of 11.1% per diluted share from the first quarter of 2018.

•
Container pick-up activity increased strongly in the second quarter, reflecting the start of the traditional peak season for dry containers. Our utilization averaged 98.8% during the second quarter of 2018.

•	Triton announced a quarterly dividend of $0.52 per share payable on September 25, 2018 to shareholders of record as of September 4, 2018.

•	Triton announced the Board of Directors has authorized the repurchase of up to $200 million of its common shares.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and six months ended June 30, 2018 and June 30, 2017 and for the three months ended March 31, 2018.

	(in millions, except per share data)
	Three Months Ended,			Six Months Ended,
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Total leasing revenues	$329.8	$315.1	$281.9	$644.9	$547.5

Net income attributable to shareholders	$104.9	$80.9	$45.7	$185.8	$80.3
Net income per share - Diluted	$1.30	$1.00	$0.62	$2.30	$1.08

Adjusted net income (1)	$88.9	$79.8	$47.0	$168.7	$82.4
Adjusted net income per share - Diluted (1)	$1.10	$0.99	$0.63	$2.09	$1.11

Return on equity (2)	16.4%	15.4%	11.2%	15.9%	9.9%

(1) Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.
(2) Triton's definition and calculation of Return on equity is annualized Adjusted net income divided by average shareholders' equity for the period.

Operating Performance
“Triton achieved outstanding performance in the second quarter of 2018", commented Brian M. Sondey, Chief Executive Officer of Triton. "We generated $88.9 million of Adjusted net income, or $1.10 of Adjusted net income per share, which represents an increase of 11.1% per diluted share from the first quarter of 2018. We also generated an annualized return on equity of 16.4%.”

“Triton’s strong financial results continue to be driven by outstanding operational performance, our unique competitive advantages and a favorable market environment. Container pick-up activity was near record levels in May and June, reflecting ongoing trade growth and the start of the peak season for dry containers. We also continued to benefit from an increase in the share for leasing relative to direct container purchases by our customers, and a continued high leasing deal share for Triton. Our utilization averaged 98.8% in the second quarter, and currently stands at 98.8%. Our average used container sale prices increased in the second quarter, driving an increase in gains on disposal."

"Trade growth and container demand have not been materially impacted by the threat of trade actions or the initial round of new tariffs implemented between the United States and China. However, the United States has disclosed an expanded list of products that will likely become subject to increased tariffs later in the third quarter. The potential for expanded tariffs is adding uncertainty to our market, though our customers and market forecasters are still expecting global container volumes to increase in 2018."

"Triton continues to grow its fleet through value-added investment. We have so far ordered $1.4 billion of containers for delivery in 2018, and expect our revenue earning assets will grow in the range of 10% this year. We estimate the lease transactions we are concluding for our new container investments will generate equity IRRs in the mid-teens over the lifetime of the containers, and the average initial lease duration for our new container leases is approximately seven years.”

Outlook
Mr. Sondey continued, “We are starting the second half of 2018 with strong operating and financial momentum. Container pick-up activity and lease deal activity remain strong, and our key operating metrics remain at high levels. Based on the continued growth in our container fleet, continued high utilization and the currently limited impacts from the tariffs, we expect our Adjusted net income to increase sequentially throughout the balance of the year.”

Dividend
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on September 25, 2018 to shareholders of record at the close of business on September 4, 2018.

Share Repurchase Authorization
Triton’s Board of Directors has authorized the repurchase of up to $200 million of its common shares. Under the plan, shares may be purchased on the open market or in privately negotiated transactions. The extent to which the company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations.

Mr. Sondey concluded, “Given the strong market environment and sizable attractive investment opportunities, we will continue to prioritize organic investment and growth as the primary use for our capital. However, we believe that an opportunistic share repurchase program could complement our dividend as another avenue for providing returns to shareholders.”

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Friday, August 3, 2018 to discuss its second quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.0 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Average Utilization (a)	98.8%	98.6%	98.3%	97.6%	96.5%
Ending Utilization (a)	98.7%	98.7%	98.6%	98.0%	97.1%
(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of June 30, 2018, December 31, 2017 and June 30, 2017:

	Equipment Fleet in Units			Equipment Fleet in TEU
	June 30, 2018	December 31, 2017	June 30, 2017	June 30, 2018	December 31, 2017	June 30, 2017
Dry	3,243,032	3,077,144	2,903,880	5,307,306	5,000,043	4,721,780
Refrigerated	227,040	218,429	218,238	437,038	419,673	419,170
Special	91,688	89,066	81,884	165,002	159,172	143,954
Tank	12,201	12,124	11,956	12,201	12,124	11,956
Chassis	23,405	22,523	21,468	42,884	41,068	38,933
Equipment leasing fleet	3,597,366	3,419,286	3,237,426	5,964,431	5,632,080	5,335,793
Equipment trading fleet	15,406	10,510	14,991	23,622	16,907	23,580
Total	3,612,772	3,429,796	3,252,417	5,988,053	5,648,987	5,359,373

	Equipment in CEU
	June 30, 2018	December 31, 2017	June 30, 2017
Operating leases	7,047,168	6,678,282	6,384,590
Finance leases	320,763	328,024	354,727
Equipment trading fleet	56,048	51,762	62,969
Total	7,423,979	7,058,068	6,802,286

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: uncertainty as to the long-term value of Triton's common shares; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including increased tariffs and other trade actions; disruption to our operations from failures of, or attacks on, our information technology systems; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions on our businesses imposed by the terms of our debt agreements; changes in tax laws in the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" to in our Form 10-K filed with the Securities and Exchange Commission ("SEC"), on February 27, 2018, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,441,745 and $2,218,897	$8,956,091	$8,364,484
Net investment in finance leases	270,746	295,891
Equipment held for sale	50,068	43,195
Revenue earning assets	9,276,905	8,703,570
Cash and cash equivalents	48,145	132,031
Restricted cash	132,433	94,140
Accounts receivable, net of allowances of $2,861 and $3,002	229,697	199,876
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $177,187 and $144,081	121,270	154,376
Other assets	35,534	49,591
Fair value of derivative instruments	29,467	7,376
Total assets	$10,110,116	$9,577,625
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$159,454	$128,133
Fair value of derivative instruments	—	2,503
Accounts payable and other accrued expenses	93,008	109,999
Net deferred income tax liability	243,342	215,439
Debt, net of unamortized debt costs of $44,603 and $40,636	7,282,056	6,911,725
Total liabilities	7,777,860	7,367,799
Shareholders' equity:
Common shares, $0.01 par value, 294,000,000 shares authorized, 80,855,072 and 80,687,757 shares issued and outstanding, respectively	809	807
Undesignated shares, $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	894,005	889,168
Accumulated earnings	1,269,429	1,159,367
Accumulated other comprehensive income	38,358	26,942
Total shareholders' equity	2,202,601	2,076,284
Non-controlling interests	129,655	133,542
Total equity	2,332,256	2,209,826
Total liabilities and equity	$10,110,116	$9,577,625

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Leasing revenues:
Operating leases	$324,954	$276,160	$635,185	$535,745
Finance leases	4,817	5,779	9,683	11,796
Total leasing revenues	329,771	281,939	644,868	547,541

Equipment trading revenues	18,099	12,755	31,474	18,239
Equipment trading expenses	(14,105)	(11,427)	(24,489)	(16,519)
Trading margin	3,994	1,328	6,985	1,720

Net gain on sale of leasing equipment	11,105	9,639	20,323	14,800
Net gain on sale of building	20,953	—	20,953	—

Operating expenses:
Depreciation and amortization	133,894	124,091	264,327	241,971
Direct operating expenses	10,195	15,609	21,243	37,563
Administrative expenses	20,775	22,068	40,357	45,035
Transaction and other (income) costs	(1)	836	(30)	3,308
(Benefit) provision for doubtful accounts	(25)	(113)	(126)	461
Total operating expenses	164,838	162,491	325,771	328,338
Operating income	200,985	130,415	367,358	235,723
Other expenses:
Interest and debt expense	79,027	70,777	154,125	134,281
Realized (gain) loss on derivative instruments, net	(492)	283	(740)	882
Unrealized loss (gain) on derivative instruments, net	(111)	789	(1,297)	(709)
Write-off of debt costs	503	43	503	43
Other (income), net	(585)	(974)	(1,244)	(1,716)
Total other expenses	78,342	70,918	151,347	132,781
Income before income taxes	122,643	59,497	216,011	102,942
Income tax expense	15,890	11,483	26,393	18,625
Net income	$106,753	$48,014	$189,618	$84,317
Less: income attributable to noncontrolling interest	1,883	2,343	3,856	4,035
Net income attributable to shareholders	$104,870	$45,671	$185,762	$80,282
Net income per common share—Basic	$1.31	$0.62	$2.32	$1.09
Net income per common share—Diluted	$1.30	$0.62	$2.30	$1.08
Cash dividends paid per common share	$0.52	$0.45	$0.97	$0.90
Weighted average number of common shares outstanding—Basic	80,044	73,763	80,007	73,752
Dilutive restricted shares and share options	611	414	589	356
Weighted average number of common shares outstanding—Diluted	80,655	74,177	80,596	74,108

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$189,618	$84,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	264,327	241,971
Amortization of deferred financing cost and other debt related amortization	6,627	6,761
Lease related amortization	37,722	47,093
Share-based compensation expense	5,661	3,298
Net (gain) loss on sale of leasing equipment	(20,323)	(14,800)
Net (gain) on sale of building	(20,953)	—
Unrealized (gain) loss on derivative instruments	(1,297)	(709)
Write-off of debt cost	503	43
Deferred income taxes	23,946	17,106
Changes in operating assets and liabilities:
Accounts receivable	(30,551)	(1,823)
Accounts payable and other accrued expenses	(16,788)	(25,396)
Net equipment sold for resale activity	(11,686)	248
Other assets	(1,218)	(656)
Net cash provided by operating activities	425,588	357,453
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(884,007)	(665,473)
Proceeds from sale of equipment, net of selling costs	83,443	90,139
Proceeds from the sale of building	27,630	—
Cash collections on finance lease receivables, net of income earned	29,598	29,953
Other	(64)	55
Net cash (used in) in investing activities	(743,400)	(545,326)
Cash flows from financing activities:
Redemption of common shares for withholding taxes	(822)	—
Debt issuance costs	(9,567)	(19,844)
Borrowings under debt facilities	1,417,985	1,582,882
Payments under debt facilities and capital lease obligations	(1,049,996)	(1,180,787)
Dividends paid	(77,638)	(66,384)
Distributions to noncontrolling interests	(7,743)	(9,709)
Net cash provided by financing activities	272,219	306,158
Net (decrease) increase in cash, cash equivalents and restricted cash	$(45,593)	$118,285
Cash, cash equivalents and restricted cash, beginning of period	226,171	163,492
Cash, cash equivalents and restricted cash, end of period	$180,578	$281,777
Supplemental disclosures:
Interest paid	$148,007	$127,360
Supplemental non-cash investing activities:
Equipment purchases payable	$159,454	$153,594

Use of Non-GAAP Financial Measures

We use the term "Adjusted net income" throughout this press release.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to shareholders excluding the write-off of debt costs net of tax, gains and losses on interest rate swaps net of tax, transaction and other costs net of tax, and certain non-recurring transactions net of tax.

Adjusted net income is not a presentation made in accordance with U.S. GAAP. Adjusted net income should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this measure:

•	is widely used by securities analysts and investors to measure a company’s operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three and six months ended June 30, 2018 and June 30, 2017 and for the three months ended March 31, 2018.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,			Six Months Ended,
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income attributable to shareholders	$104,870	$80,892	$45,671	$185,762	$80,282
Adjustments:
Unrealized loss (gain) on derivative instruments, net	(100)	(1,052)	671	(1,152)	(581)
Transaction and other (income) costs	(1)	(26)	643	(27)	2,709
Write-off of debt costs	447	—	35	447	35
Gain on sale of building	(16,316)	—	—	(16,316)	—
Adjusted net income	$88,900	$79,814	$47,020	$168,714	$82,445
Adjusted income per common share—Basic	$1.11	$1.00	$0.64	$2.11	$1.12
Adjusted income per common share—Diluted	$1.10	$0.99	$0.63	$2.09	$1.11
Weighted average number of common shares outstanding—Basic	80,044	79,968	73,763	80,007	73,752
Weighted average number of common shares outstanding—Diluted	80,655	80,572	74,177	80,596	74,108

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)
	Three Months Ended,			Six Months Ended,
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Adjusted net income	$88,900	$79,814	$47,020	$168,714	$82,445
Annualized Adjusted net income (1)	356,577	323,690	188,597	340,224	166,256

Beginning Shareholders' equity	2,133,505	2,076,284	1,672,925	2,076,284	1,663,233
Ending Shareholders' equity	2,202,601	2,133,505	1,683,470	2,202,601	1,683,470
Average Shareholders' equity	$2,168,053	$2,104,895	$1,678,198	$2,139,443	$1,673,352

Return on equity	16.4%	15.4%	11.2%	15.9%	9.9%
(1) Annualized Adjusted net income was calculated based on calendar days per quarter.